EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (this “First Amendment”) is made and entered into as of August 27, 2019, by and among theMaven, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party to the Note Purchase Agreement (as defined below), each of the Purchasers from time to time named on Schedule I to the Note Purchase Agreement, and BRF Finance Co., LLC, in its capacity as agent for the Purchasers (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Note Purchase Agreement, as amended hereby.

WHEREAS, pursuant to the Amended and Restated Note Purchase Agreement dated as of June 14, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Borrower, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto, and the Agent, the Purchasers have purchased certain Notes from the Borrower, and the Guarantors have guaranteed the payment of the Obligations, all upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower has requested, among other things, that the Purchasers and the Agent make certain amendments to the Note Purchase Agreement, including to provide for the purchase of $3,000,000 of additional promissory notes to finance fees and expenses associated with this First Amendment and for general corporate purposes of the Borrower; and

WHEREAS, each Note Party is affiliated with each other Note Party and will derive substantial direct and indirect benefit from the issuance of the Notes pursuant to the Note Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.	AMENDMENTS TO NOTE PURCHASE AGREEMENT ON THE FIRST AMENDMENT EFFECTIVE DATE:

Effective as of the First Amendment Effective Date, the Note Purchase Agreement is amended as follows:

(1) Definitions. Section 1.1 of the Note Purchase Agreement is amended by amending and restating the following definitions in their entirety, or adding the following new definitions in appropriate alphabetical order, as indicated below in brackets following such definitions:

“Additional Notes” means the additional notes purchased by the Purchasers from the Borrower on the A&R Effective Date in the amounts set forth on Schedule I under the heading “Additional Notes”. [Restated Definition]

“Fee Letters” means, collectively, the Amended and Restated Fee Letter and the First Amendment Fee Letter. [New Definition]

“First Amendment” means the First Amendment to Amended and Restated Note Purchase Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors, the Purchasers and the Agent. [New Definition]

“First Amendment Closing” has the meaning assigned to that term in Section 2.2(A). [New Definition]

“First Amendment Effective Date” means August 27, 2019. [New Definition]

“First Amendment Fee Letter” means that certain fee letter dated as of the First Amendment Effective Date between the Borrower and the Agent.” [New Definition]

“First Amendment Notes” means the additional notes purchased by the Purchasers from the Borrower on the First Amendment Effective Date in the amounts set forth on Schedule I under the heading “First Amendment Notes”. [New Definition]

“Note Documents” means this Agreement, the First Amendment, the Security Documents, the Notes (if any), the Fee Letters, the Perfection Certificate, the Sallyport Intercreditor Agreement (to the extent applicable), any Subordination Agreements, the Side Letter, the Confirmation and Ratification Agreement, and all other agreements executed by or on behalf of any Note Party and delivered concurrently herewith or at any time hereafter to or for the Agent or any Purchaser in connection with the Notes, all as amended, restated, supplemented or modified from time to time. [Restated Definition]

“Original Notes” means the notes purchased by the Purchasers from the Borrowers under the Existing Note Purchase Agreement in the amounts set forth on Schedule I under the heading “Original Notes”. [Restated Definition]

(2) New and Amended Provisions.

(a) Amendment to Section 2.1. Section 2.1 of the Note Purchase Agreement is amended and restated in its entirety as follows:

2.1 Authorization of Notes.

(A) Notes Purchased Prior to the First Amendment Effective Date. The Borrower sold to the Purchasers, and the Purchasers purchased from the Borrower, in reliance on the representations, warranties and covenants of the Borrower and the other Note Parties under the (i) Existing Note Purchase Agreement and (ii) this Agreement as in effect immediately prior to the effectiveness of the First Amendment, in each case upon the terms and subject to the conditions set forth therein, notes in the original principal amount set forth after such Purchaser’s name under the headings “Original Notes” and “Additional Notes”, respectively, contained on Schedule I (the “Existing Notes”). The aggregate outstanding original principal amount of Existing Notes immediately prior to the First Amendment Effective Date is $50,692,634.91. The Existing Notes remain in full force and effect as of the First Amendment Effective Date and are hereby ratified and reaffirmed in all respects.

(B) Notes Purchased on the First Amendment Effective Date. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, each Purchaser agrees (severally and not jointly) to purchase from the Borrower on the First Amendment Effective Date, and Borrower agrees to sell to each Purchaser, additional notes in the original principal amount set forth after such Purchaser’s name under the heading “First Amendment Notes” contained on Schedule I. On the First Amendment Effective Date, the Borrower shall deliver to the each Purchaser a second amended and restated note (each, a “Note” and collectively, the “Notes”) reflecting the aggregate original principal amount of such Purchaser’s notes as set forth after such Purchaser’s name under the heading “Aggregate Notes” contained on Schedule I. The aggregate outstanding original principal amount of the Notes as of the First Amendment Effective Date is $53,692,634.91.

(C) Interest Rate. Interest on the Notes is payable in cash quarterly in arrears on the last day of each Fiscal Quarter, and shall accrue for each calendar quarter on the outstanding principal amount of the Notes at an aggregate rate of 12.0% per annum, provided that, after the occurrence and during the continuance of an Event of Default, the Notes shall bear interest at the Default Rate, provided further, that in no event shall the amount paid or agreed to be paid by the Borrower as interest and premium on any Note exceed the highest lawful rate permissible under the law applicable thereto, provided further, that, with respect to interest payable on June 30, 2019 and September 30, 2019, the Borrower may, at its option and in lieu of the payment in cash of all or any portion of the interest due on such dates, pay any such amounts by adding such amounts to the principal amount of the Notes on such dates (such amounts, the “PIK Amounts”), which PIK Amounts shall capitalize and thereafter shall themselves accrue interest at the rate applicable to the Notes.

(D) The obligations of the Borrower under the Note Documents shall be guaranteed by each of the Guarantors.

(b) Amendment to Section 2.2. Section 2.2 of the Note Purchase Agreement is amended and restated in its entirety as follows:

2.2. Sales; Closing.

(A) On the First Amendment Effective date, the Borrower will issue and sell to each Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower and Guarantors contained herein and in the other Note Documents, each Purchaser, acting severally and not jointly, will purchase from the Borrower, at the First Amendment Closing, First Amendment Notes in an aggregate amount of $3,000,000, and each in the amounts set forth for such Purchaser on Schedule I. As of the First Amendment Effective Date, the aggregate purchase price of the Notes shall be $53,692,634.91. The closing of the sale and purchase of the First Amendment Notes hereunder the (“First Amendment Closing”) shall take place at the office of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110 on the First Amendment Effective Date. The First Amendment Closing shall occur not later than 3:00 P.M. Boston, Massachusetts time on the First Amendment Effective Date. At the First Amendment Closing, the Borrower will deliver to each Purchaser the Notes specified after such Purchaser’s name under the heading “Aggregate Notes” contained on Schedule I against payment of the purchase price for the First Amendment Notes to (or for the benefit of) the Borrower in immediately available funds in accordance with the wire instructions set forth in the disbursement direction letter delivered by the Borrower to Agent on the First Amendment Effective Date.

(B) Delivery of the Notes to be purchased by each Purchaser at the First Amendment Closing shall be made in the form of one or more Notes, which shall include the outstanding principal amount of the Existing Notes purchased by such Purchaser plus the original principal amount of the First Amendment Notes purchased by such Purchaser, whereupon the notes evidencing the Existing Notes previously delivered to the Purchasers shall be cancelled. If at the First Amendment Closing, the Borrower shall fail to tender the Notes to be delivered to each Purchaser thereat as provided herein, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

(c) Amendment to Section 5.4. Section 5.4 of the Note Purchase Agreement is amended by inserting the following to appear as new subsection (D) thereof:

(D) The Borrower will only use the proceeds of the First Amendment Notes as follows: $3,000,000 will be used to pay fees and expenses associated with the First Amendment and for general corporate purposes of the Borrower. The Borrower shall use the proceeds of all First Amendment Notes for proper business purposes consistent with all Applicable Laws, statutes, rules and regulations.

(d) Amendment to Section 11.22. Section 11.22 of the Note Purchase Agreement is amended by deleting the text “each Closing” and inserting in lieu thereof “each purchase of notes hereunder”.

(e) Amendment to Schedule I. Schedule I to the Note Purchase Agreement is amended and restated in its entirety as set forth on Schedule I attached hereto.

II.	CONDITIONS TO EFFECTIVENESS:

This First Amendment shall become effective as of the first date upon which each of the following conditions is satisfied (the “First Amendment Effective Date”), except to the extent that any of the following items are permitted by the Agent in writing to be delivered by a date after the First Amendment Effective Date, which date shall be August 27, 2019:

(1) Amendment Documents. The Borrower shall have delivered or caused to be delivered the following documents in form and substance reasonably satisfactory to the Agent (and, as applicable, duly executed and dated the First Amendment Effective Date or an earlier date satisfactory to the Agent):

(a) First Amendment. This First Amendment.

(b) First Amendment Fee Letter. The First Amendment Fee Letter to be executed in connection with this First Amendment.

(c) Payment Direction Letter; Funds Flow Memorandum; Etc. Agent shall have received a letter of direction from the Borrower directing where the proceeds of the First Amendment Notes are to be made and attaching a funds-flow memorandum setting forth the sources and uses of such proceeds.

(2) Representations and Warranties. The representations and warranties set forth in Section III hereof and in the Note Purchase Agreement and the other Note Documents shall be true and correct in all material respects (or in all respects with respect to any representation or warranty which by its terms is limited as to materiality, in each case, after giving effect to such qualification) on and as of the First Amendment Effective Date.

(3) No Default. Both before and after giving effect to the First Amendment and the transactions contemplated thereby, no event shall have occurred or be continuing or would result from purchasing the Notes that would constitute an Event of Default or a Default.

(4) Performance of Agreements. Each Note Party shall have performed in all material respects all agreements and satisfied all conditions which any Note Document provides shall be performed by it on or before the First Amendment Effective Date, except to the extent any such requirement has been waived by the Requisite Purchasers or the Agent, as applicable.

(5) No Prohibition. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain Agent or any Purchaser from purchasing the Notes.

(6) Fees and Expenses. The Borrower shall have paid all documented or invoiced fees, costs and expenses due and payable on or prior to the First Amendment Effective Date under the Note Purchase Agreement and the other Note Documents (including the First Amendment Fee Letter).

III.	CONDITIONS SUBSEQUENT :

(1) Corporate Documents. On or prior to September 6, 2019, the Borrower shall have delivered or caused to be delivered customary corporate resolutions, certificates and similar documents as the Agent or any Purchasers shall reasonably require, which shall be in form and substance reasonably satisfactory to the Agent, and shall be, as applicable, certified by the applicable Governmental Authority as of a recent date and shall be in form and substance reasonably satisfactory to the Agent.

IV.	MISCELLANEOUS:

(1) Ratification, Etc. Except as expressly amended hereby, the Note Purchase Agreement and the other Note Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Note Purchase Agreement shall hereafter be read and construed together as a single document, and all references in the Note Purchase Agreement, any other Note Document or any agreement or instrument related to the Note Purchase Agreement shall hereafter refer to the Note Purchase Agreement as amended by this First Amendment. This First Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement and the other Note Documents.

(2) Reaffirmation. Each of the Note Parties as borrower, debtor, grantor, chargor, pledgor, assignor, guarantor, or in other any other capacity in which such Note Party grants Liens or security interests in its property, assets or undertakings or acts as a guarantor or co-obligor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Note Documents to which it is a party and (b) to the extent such Note Party granted Liens on or security interests in any of its property, assets or undertakings pursuant to any such Note Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens shall continue in full force and effect and ranks as continuing security for the payment and discharge of the liabilities and obligations secured or guaranteed thereunder (as the case may be) including, without limitation, all of the Obligations as amended hereby.

(3) No Waiver. Nothing contained in this First Amendment shall be deemed to (a) constitute a waiver of any Default or Event of Default that may hereafter occur or heretofore have occurred and be continuing, (b) except as a result of the amendments expressly set forth in Section I of this First Amendment, otherwise modify any provision of the Note Purchase Agreement or any other Note Document, or (c) give rise to any defenses or counterclaims to the Agent’s or any Purchaser’s right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Note Purchase Agreement and the other Note Documents.

(4) Release. Each Note Party hereby remises, releases, acquits, satisfies and forever discharges the Agent and the Purchasers, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of the Agent or the Purchasers, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the First Amendment Effective Date, against the Agent and the Purchasers, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of the Agent or the Purchasers (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Note Documents through the First Amendment Effective Date. Without limiting the generality of the foregoing, each Note Party hereby waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Note Documents as of the First Amendment Effective Date, including, but not limited to, the rights to contest any conduct of the Agent, the Purchasers or other Releasees on or prior to the First Amendment Effective Date.

(5) Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT ANY SUCH OTHER NOTE DOCUMENT EXPRESSLY SELECTS THE LAW OF ANOTHER JURISDICTION AS GOVERNING LAW THEREOF, IN WHICH CASE THE LAW OF SUCH OTHER JURISDICTION SHALL GOVERN.

(6) Counterparts; Effectiveness. This First Amendment may be executed via facsimile or other electronic method of transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Note Purchase Agreement as of the date first set forth above.

NOTE PARTIES:

theMaven, Inc., as the Borrower

By:	/s/ James Heckman
Name:	James Heckman
Title:	Chief Executive Officer

Maven Coalition, Inc., as a Guarantor

By:	/s/ James Heckman
Name:	James Heckman
Title:	President & Chief Executive Officer

Say Media, Inc., as a Guarantor

By:	/s/ James Heckman
Name:	James Heckman
Title:	President & Chief Executive Officer

HubPages, Inc., as a Guarantor

By:	/s/ James Heckman
Name:	James Heckman
Title:	Chief Executive Officer

THESTREET, INC. (f/k/a TST ACQUISITION CO, INC.), as a Guarantor

By:	/s/ James Heckman
Name:	James Heckman
Title:	President & Chief Executive Officer

MAVEN MEDIA BRANDS, LLC, as a Guarantor

By:	/s/ Douglas B. Smith
Name:	Douglas B. Smith
Title:	Authorized Signatory

AGENT AND PURCHASERS:

BRF Finance Co., LLC, as Agent and a Purchaser

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

[First Amendment to Amended and Restated Note Purchase Agreement]